CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form F-3 and related Prospectus of M-Systems Flash Disk Pioneers Ltd., and to the incorporation by reference therein of our report dated January 19, 2005, with respect to the financial statements of Twinsys Data Storage Limited Partnership included in M-Systems Flash Disk Pioneers Ltd. Annual Report (Form 20-F) for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

Tel-Aviv, Israel	KOST, FORER GABBAY & KASIERER
October 28, 2005	A Member of Ernst & Young Global

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